UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2018

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment of Strata Skin Sciences, Inc. 2016 Omnibus Incentive Plan
On May 23, 2018 the stockholders of STRATA Skin Sciences, Inc. (the "Company") approved an amendment to the STRATA Skin Sciences, Inc. 2016 Omnibus Incentive Plan to increase the number of shares of the Company's common stock available for grants under the Plan by 3,134,365 shares.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 23, 2018 the Company held a special meeting of stockholders. A total of 3,790,974 shares voted representing 80.06% of the total shares outstanding. The following are the results for each matter voted upon:

(1) Approval, pursuant to Nasdaq Listing Rules 5635(b) and (d), the issuance of an aggregate of 15,740,742 shares of the Company's common stock pursuant to (i) a Securities Purchase Agreement between the Company and Accelmed Growth Partners, L.P. ("Accelmed"), pursuant to which the Company will sell to Accelmed $13.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (ii) a Securities Purchase Agreement between the Company and Sabby Management, LLC ("Sabby"), pursuant to which the Company will sell to Sabby $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (iii) a Securities Purchase Agreement between the Company and Broadfin Capital LLC ("Broadfin"), pursuant to which the Company will sell to Broadfin $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, (iv) Subscription Agreements between the Company and each of Dolev Rafaeli and Gohan Investments, pursuant to which the Company will sell to each of them $1.0 million of shares of the Company's common stock at a purchase price of $1.08 per share, plus all additional shares that may be issued pursuant to the Retained Risk Provisions, as defined in the purchase agreements.

Votes For	Votes Against	Abstain
1,402,421	26,841	5,295

There were 2,356,024 broker non-votes for this proposal.

(2) Approval to amend the STRATA Skin Sciences, Inc. 2016 Omnibus Incentive Plan to increase the number of shares of the Company's common stock available for grants under the plan by 3,134,365 shares.

Votes For	Votes Against	Abstain
1,148,668	276,458	9,404

There were 2,356,024 broker non-votes for this proposal.
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(3) Ratification of the decision by our Board of Directors to hold future annual meetings of stockholders as virtual meetings at which stockholders would be able to remotely participate and cast their votes at the meeting in real time.

Votes For	Votes Against	Abstain
2,827,883	483,069	479,602

There were no broker non-votes for this proposal.

(4) Approval of a proposal to approve the adjournment of the special meeting to solicit additional proxies to vote in favor of Proposals No. 1, No. 2, and No. 3.

Votes For	Votes Against	Abstain
2,894,350	423,789	472,415

There were no broker non-votes for this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.

By:	/s/ Matthew C. Hill
Matthew C. Hill Chief Financial Officer

Date May 23, 2018

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